Exhibit 3.1

BYLAWS

OF

PLUMAS BANCORP

Amended and restated as of August 16, 2023

ARTICLE I

OFFICES

SECTION 1.1. PRINCIPAL OFFICE. The principal executive office of the corporation is hereby located at such place as the board of directors (the “board”) shall determine. The board is hereby granted full power and authority to change said principal executive office from one location to another.

SECTION 1.2. OTHER OFFICES. Other business offices may, at any time, be established by the board at such other places as it deems appropriate.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.1. PLACE OF MEETINGS. Meetings of shareholders may be held at such place within or outside the state of California designated by the board. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation. At the sole discretion of the board, and subject to applicable provisions of the California Corporations Code (the “Code”) and any guidelines and procedures that the board may adopt, a meeting of shareholders may be conducted in whole or in part by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication.

SECTION 2.2. ANNUAL MEETING. The annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by the board. The date so designated shall be within fifteen (15) months after the last annual meeting. At such meeting, directors shall be elected, and any other proper business within the power of the shareholders may be transacted.

SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the board, the chairperson of the board, the president, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. If a special meeting is called by any person or persons other than the board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the chairperson of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request, except if the special meeting called for by a shareholder is to be held for election of directors, in which case for nominations to be properly brought by a shareholder before a special meeting of shareholders pursuant to Section 3.3(b) of these bylaws, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely in the event of a special meeting called for by a shareholder for the election of directors, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (A) not earlier than 120 days prior to the date of the special meeting and (B) not later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. Such shareholder’s notice to the secretary of the corporation shall also comply with the notice requirements of Section 3.3(a)(iii) and, if applicable, Section 3.3(c).

If the notice of special meeting is not given within 20 days after receipt of the request for a special meeting (other than for a special meeting called for by a shareholder to be held for the election of directors), the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board may be held.

SECTION 2.4. NOTICE OF MEETINGS. Written notice, in accordance with Section 2.5 of this Article II, of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (b) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (c) a reorganization of the corporation, pursuant to Section 1201 of the Code, (d) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of that proposal.

SECTION 2.5. MANNER OF GIVING NOTICE. Notice of a shareholders’ meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

SECTION 2.6. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 2.7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy at the meeting, but in the absence of a quorum (except as provided in Section 2.6 of this Article II) no other business may be transacted at such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders’ meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.9 of this Article II.

Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect.

For so long as the corporation is a listed corporation within the meaning of Section 301.5 of the Corporations Code of California, shareholders shall not be entitled to cumulative votes in the election of directors. If the corporation ceases to be a listed corporation, the shareholders shall be entitled to cumulate their votes pursuant to Section 708 of the Corporations Code of California at any election of directors occurring while the corporation is not a listed corporation.

SECTION 2.9. RECORD DATE. The board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or to receive payment of any dividend or other distribution, or allotment of any rights, or to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A record date for a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. The board shall fix a new record date if the meeting is adjourned for more than 45 days.

If no record date is fixed by the board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice of the meeting is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in this Section 2.9 or Section 2.11 of this Article II shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 2.10. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of this Article II, the waiver of notice, consent or approval shall state the general nature of the proposal.

SECTION 2.11. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Subject to Section 603 of the Code, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares, or their proxies, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent shall be given, as provided by Section 603(b) of the Code, and (2) in the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that subject to applicable law, a director may be elected at any time to fill a vacancy on the board that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless a record date for voting purposes be fixed as provided in Section 2.9 of this Article II, the record date for determining shareholders entitled to give consent pursuant to this Section 2.11, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

SECTION 2.12. PROXIES. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless: (1) revoked by the person executing it prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting of shareholders, by attendance at such meeting and voting in person by the person executing the proxy; or (2) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the board.

SECTION 2.13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or refuse to act, the chairperson of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one (1) or three (3) inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707(b) of the Code and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and the effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

SECTION 2.14. CONDUCT OF MEETINGS. The president (or other person designated by the board) shall serve as chairman of any meeting of the shareholders. The chairman of the meeting shall preside at the meeting of the shareholders and shall conduct the meeting in a businesslike and fair manner. The board may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of shareholders as it deems appropriate. Except to the extent inconsistent with any rules, regulations, and procedures adopted by the board, the chairman of the meeting shall have the right to prescribe such rules, regulations, and procedures and to do all such acts, as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the board or the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present at the meeting; (c) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or representatives, or such other persons as the president shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) the exclusion or removal of any shareholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (h) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (i) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations (including those concerning safety, health, or security); (j) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (k) rules, regulations, or procedures regarding the participation by means of remote communication of shareholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the board or the chairman of the meeting pursuant to this Section 2.14, the chairman of the meeting shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure.

The chairman of the meeting’s rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairman of the meeting shall have all the powers usually vested in the presiding officer of a meeting of shareholders.

ARTICLE III

DIRECTORS

SECTION 3.1. POWERS. Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. The board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board shall have the following powers in addition to the other powers enumerated in these bylaws:

(a)          to select and remove all the other officers, agents and employees of the corporation, prescribe any qualifications, powers and duties for them that are consistent with law, the articles of incorporation or these bylaws, fix their compensation, and require from them security for faithful service;

(b)         to conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the articles of incorporation or these bylaws, as they may deem best;

(c)         to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

(d)         to authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful;

(e)         to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto;

(f)         to prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;

(g)         to appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee; and

(h)         generally, to do and perform every act or thing whatever that may pertain to or be authorized by the board of directors of a corporation incorporated under the laws of this state.

SECTION 3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders (as defined in Section 153 of the Code).

SECTION 3.3. NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the board or the proposal of other business to be transacted by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board or any committee thereof, or (C) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.3(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 3.3(a).

(ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 3.3, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business (other than the nominations of persons for election to the board) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date the corporation’s proxy statement for the previous annual meeting of shareholders was first released to shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely, such notice must be received by the corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(iii) A shareholder’s notice to the secretary shall set forth or include the following:

(A) with respect to any proposed nomination(s) for director, the information set forth in Section 3.3(c)(i);

(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such shareholder (as they appear on the corporation’s books) and of any such beneficial owner;

(2) the class or series and number of shares of capital stock of the corporation which are held of record or are beneficially owned by such shareholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including the form of settlement of any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any such beneficial owner (or any such nominee) with respect to the corporation’s securities;

(5) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(6) a representation signed by the shareholder as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(b) Special Meetings of Shareholders.

If the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then nominations of persons for election to the board at a special meeting of shareholders may be made by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 3.3(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 3.3(b). For nominations to be properly brought by a shareholder before a special meeting of shareholders pursuant to this Section 3.3(b), the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation (A) not earlier than 120 days prior to the date of the special meeting and (B) not later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A shareholder’s notice to the secretary of the corporation shall comply with the notice requirements of Section 3.3(a)(iii) and if applicable, Section 3.3(c)).

(c) Shareholder Nominations.

(i) For a nomination (other than a nomination made by or at the direction of the board or any committee thereof), to be properly brought by a shareholder at any meeting of shareholders at which directors are to be elected, the nominating shareholder’s notice provided pursuant to Section 3.3(a)(ii) and Section 3.3(a)(iii) or Section 3.3(b) shall include the following (in addition to any information or documents required by Section 3.3(a)(iii) or Section 3.3(b)) as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(A) the proposed nominee’s full name, age and date of birth;

(B) the proposed nominee’s business and residence address and telephone numbers;

(C) the proposed nominee’s education background and business/occupational experience, including a list of positions held for at least the preceding five (5) years;

(D) the class and number of shares of the corporation beneficially owned by the proposed nominee;

(E) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”);

(F) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the proposed nominee or by the notifying shareholder and the identities and locations of any such institutions;

(G) whether the proposed nominee is subject to an order, or an agreement that prohibits him or her from serving as a director of a parent corporation of an insured depository institution; and

(H) a signed representation by each proposed nominee that he or she will timely provide any other information reasonably requested by the corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors.

(ii) If a nominating shareholder will solicit proxies for a nominee or nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s notice must additionally provide: (1) all other information required by Rule 14a-19; (2) a written representation and undertaking that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; (3) a written representation and undertaking that such shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the Securities and Exchange Commission, including through any staff interpretations related thereto); and (4) each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy card. In addition, such nominating shareholder shall provide the corporation a written certification within ten (10) days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating shareholder has complied with the representations and undertakings made pursuant to the foregoing subsections (2) and (3).

(iii) In addition to the foregoing, upon the corporation’s request, any nominee proposed by a shareholder must promptly (but in any event within ten (10) days of the corporation’s request) complete and return a director questionnaire to be provided by the corporation.

(iv) A nominating shareholder shall promptly provide notice to the corporation of any changes to any of the information submitted to the corporation pursuant to this Section 3.3.

(v) Notwithstanding the foregoing provisions, if the election of a nominating shareholder’s nominee would cause the corporation to be in violation of the articles of incorporation, these bylaws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such shareholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(d) General.

(i) No person shall be eligible to be nominated by a shareholder to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.3. Further, if a nominating shareholder provides notice under these bylaws or pursuant to Rule 14a-19 and subsequently fails to comply with the procedures set forth in these bylaws or the applicable requirements of Rule 14a-19, then the corporation shall disregard any proxies solicited or votes cast for such shareholder’s nominee(s). No business proposed by a shareholder shall be conducted at a shareholder meeting except in accordance with this Section 3.3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, or as otherwise determined by the board, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the corporation, provided that a nominating shareholder or qualified representative may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication. For purposes of this Section 3.3, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) Without limiting the foregoing provisions of this Section 3.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3; provided, however, that any references in these bylaws to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.3, and compliance with paragraphs (a)(i)(C), (b) and (c) of this Section 3.3 shall be the exclusive means for a shareholder to make nominations or submit other business (other than as provided in paragraph (d)(iii)).

(iii) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 3.3 shall be deemed satisfied by a shareholder if such shareholder has submitted a proposal to the corporation in compliance with Rule 14a-8 and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of shareholders.

SECTION 3.4. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Notwithstanding anything in these bylaws to the contrary, for so long as the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Designated Preferred Stock”) is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Article III, Section 3.2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the Corporation’s board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.

SECTION 3.5. VACANCIES. Vacancies on the board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified. A vacancy on the board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairperson of the board, the president, secretary, or the board, unless the notice specifies a later time for the effectiveness of such resignation. If the board accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

A vacancy or vacancies on the board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

SECTION 3.6. PLACE OF MEETINGS. Regular or special meetings of the board shall be held at any place within or outside the state of California which has been designated in the notice of meeting or if there is no notice, at the principal executive office of the corporation, or at a place designated by resolution of the board or by the written consent of the board. Any regular or special meeting is valid wherever held if held upon written consent of all members of the board given either before or after the meeting and filed with the secretary of the corporation.

SECTION 3.7. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the board shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

Other regular meetings of the board shall be held without notice on the third Wednesday of each month at the hour of 8:30 a.m., or at such different date and time as the board may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time and place on the next succeeding full business day of the corporation. Call and notice of all regular meetings of the board are hereby dispensed with.

SECTION 3.8. SPECIAL MEETINGS. Special meetings of the board for any purpose or purposes may be called at any time by the chairperson of the board, the president, any vice president, the secretary or by any two directors.

Special meetings of the board shall be held upon four days’ written notice by mail or 48 hours’ notice delivered personally or by telephone, telegraph, email or other similar means of communication. Any such notice shall be addressed or delivered to each director at the director’s address as shown upon the records of the corporation or as given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Such notice may, but need not, specify the purpose of the meeting, or the place if the meeting is to be held at the principal executive office of the corporation.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means or by facsimile transmission, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 3.9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board, unless a greater number be required by the articles of incorporation and subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest) and Section 317(e) of the Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 3.10. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 3.10 constitutes presence in person at such meeting.

SECTION 3.11. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, before the meeting or at its commencement, the lack of notice to such director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.12. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same effect as a unanimous vote of the board.

SECTION 3.14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the board. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

SECTION 3.15. RIGHTS OF INSPECTION. Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

SECTION 3.16. REMOVAL OF DIRECTOR WITHOUT CAUSE. Any or all of the directors of the corporation may be removed without cause if the removal is approved by the outstanding shares, subject to the following:

(a) Except if the corporation has a classified board, no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

(b) When by the provisions of the articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(c) When the corporation has a classified board, a director may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

SECTION 3.17. REMOVAL OF DIRECTORS BY SHAREHOLDER’S SUIT. The superior court of the proper county may, at the suit of the shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from reelection any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

ARTICLE IV

OFFICERS

SECTION 4.1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board, a chairperson of the board, a vice chairperson of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant financial officers and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3 of this Article IV. One person may hold two or more offices, except those of president and secretary.

SECTION 4.2. APPOINTMENT. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or Section 4.5 of this Article IV, shall be chosen by, and shall serve at the pleasure of, the board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be appointed, subject to the rights, if any, of an officer under any contract of employment.

SECTION 4.3. SUBORDINATE OFFICERS. The board may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each to hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board may from time to time determine.

SECTION 4.4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board at any time, or, except in the case of an officer chosen by the board, by any officer upon whom such power of removal may be conferred by the board.

Any officer may resign at any time by giving written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to such office.

SECTION 4.6. CHAIRPERSON. The chairperson of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board and exercise and perform such other powers and duties as may be assigned from time to time by the board.

SECTION 4.7. VICE CHAIRPERSON. The vice chairperson of the board, if there shall be such an officer, shall, in the absence of the chairperson of the board, preside at all meetings of the board and exercise and perform such other powers and duties as may be assigned from time to time by the board.

SECTION 4.8. PRESIDENT. Subject to such powers, if any, as may be given by the board to the chairperson of the board, if there shall be such an officer, the president is the general manager and chief executive officer of the corporation and has, subject to the control of the board, general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and in the absence of both the chairperson of the board and the vice chairperson, or if there be none, at all meetings of the board. The president has the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and such other powers and duties as may be prescribed by the board.

SECTION 4.9. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board or, if not ranked, the vice president designated by the board, shall perform all the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the bylaws, the board, the president or the chairperson of the board.

SECTION 4.10. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board may order, a book of minutes of all meetings of shareholders, the board and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice or waivers of notice thereof given, the names of those present at the board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the Code. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one is appointed, a record of its shareholders, or a duplicate record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the board and of any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board.

SECTION 4.11. ASSISTANT SECRETARY. The assistant secretary or the assistant secretaries, in the order of their seniority, shall, in the absence or disability of the secretary, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the secretary and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the board.

SECTION 4.12. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and financial and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports that by law or these bylaws are required to be sent to them. The books of account shall at all times be open to inspection by any director of the corporation.

The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board, shall render to the president and directors, whenever they request it, an account of all transactions engaged in as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board.

SECTION 4.13. ASSISTANT FINANCIAL OFFICER. The assistant financial officer or the assistant financial officers, in the order of their seniority, shall, in the absence or disability of the chief financial officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the chief financial officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the president or by the board.

SECTION 4.14. SALARIES. The salaries of the officers shall be fixed from time to time by the board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

SECTION 4.15. OFFICERS HOLDING MORE THAN ONE OFFICE. Any two or more offices, except those of president and secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 4.16. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

ARTICLE V

INDEMNIFICATION

SECTION 5.1. DEFINITIONS. For use in this Article V, certain terms are defined as follows:

(a) “Agent”: A director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise (including service with respect to employee benefit plans and service on creditors’ committees with respect to any proceeding under the Bankruptcy Code, assignment for the benefit of creditors or other liquidation of assets of a debtor of the corporation), or a person who was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

(b) “Loss”: All expenses, liabilities, and losses including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article.

(c) “Proceeding”: Any threatened, pending or completed action, suit or proceeding including any and all appeals, whether civil, criminal, administrative or investigative.

SECTION 5.2. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an Agent, is entitled to indemnification. Agent shall be indemnified and held harmless by the corporation to the fullest extent authorized by law. The right to indemnification conferred in this Article V shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the Code, as authorized by the corporation’s articles of incorporation.

SECTION 5.3. AUTHORITY TO ADVANCE EXPENSES. The right to indemnification provided in Section 5.2 of these bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, expenses incurred in defending that Proceeding, provided, however, that if required by the Code, as amended, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized under this Article V or otherwise. The Agent’s obligation to reimburse the corporation for advances shall be unsecured and no interest shall be charged thereon.

SECTION 5.4. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 5.2 or 5.3 of these bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time there-after bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition) that the claimant has not met the standards of conduct that make it permissible under the Code for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Code, nor an actual determination by the corporation (including its board, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not already met the applicable standard of conduct.

SECTION 5.5. PROVISIONS NONEXCLUSIVE. The rights conferred on any person by this Article V shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the articles of incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the articles of incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

SECTION 5.6. AUTHORITY TO INSURE. The corporation may purchase and maintain insurance to protect itself and any Agent against any Loss asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Loss under applicable law or the provisions of this Article V. If the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the Code.

SECTION 5.7. SURVIVAL OF RIGHTS. The rights provided by this Article V shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

SECTION 5.8. SETTLEMENT OF CLAIMS. The corporation shall not be liable to indemnify any Agent under this Article V: (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 5.9. EFFECT OF AMENDMENT. Any amendment, repeal or modification of this Article V shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

SECTION 5.10. SUBROGATION. Upon payment under this Article V, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

SECTION 5.11. NO DUPLICATION OF PAYMENTS. The corporation shall not be liable under this Article V to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE VI

OTHER PROVISIONS

SECTION 6.1. INSPECTION OF CORPORATE RECORDS.

(a) A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of the outstanding voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

(i) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii) obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand. The corporation shall have a responsibility to cause the transfer agent to comply with this Section 6.1;

(b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

(c) The accounting books and records and minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interest as a shareholder or as a holder of such voting trust certificate. The right of inspection created by this Section 6.1(c) shall extend to the records of each subsidiary of the corporation. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

(d) Any inspection and copying under this Section 6.1 may be made in person or by agent or attorney.

SECTION 6.2. INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office in California the original or a copy of these bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

SECTION 6.3. EXECUTION OF DOCUMENTS, CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance or other instrument in writing and any assignment or endorsement thereof executed or entered into between the corporation and any other person, when signed by the chairperson of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of the corporation, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon the corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the board, and unless so authorized by the board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

SECTION 6.4. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairperson or the vice chairperson of the board or the president or a vice president and by the secretary or an assistant secretary or the chief financial officer or an assistant financial officer, certifying the number of shares and the class or series of shares owned by the shareholder. The signatures on the certificates may be facsimile signatures. If any officer, transfer agent or registrar who has signed a certificate or whose facsimile signature has been placed upon the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Except as provided in this Section 6.4, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time. The board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the state of California.

SECTION 6.5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any other officer or officers authorized by the board or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other securities of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

SECTION 6.6. SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word “Incorporated” and the date of its incorporation.

SECTION 6.7. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December of each year.

SECTION 6.8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

SECTION 6.9. BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these bylaws which, upon being construed in the manner provided in this Section 6.9, shall be contrary to or inconsistent with any applicable provision of the Code or other applicable laws of the state of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE VII

AMENDMENTS

SECTION 7.1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation and provided also that a bylaw reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

SECTION 7.2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 7.1 of this Article VII, bylaws, other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the board.